CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-234535 on Form S-3 of our report dated March 6, 2019, relating to the financial statements and financial statement schedules of Brighthouse Life Insurance Company of NY (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018 and to the reference to us as Experts under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
December 12, 2019